As filed with the Securities and Exchange Commission on April 15, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVANIR PHARMACEUTICALS
(Exact Name of Registrant as Specified in its Charter)

California	33-0314804
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
101 Enterprise, Suite 300
Aliso Viejo, California 92656
(Address of Principal Executive Offices)
Avanir Pharmaceuticals Amended and Restated 2003 Equity Incentive Plan*
Avanir Pharmaceuticals Amended and Restated 2005 Equity Incentive Plan*
(Full Title of the Plans)

* See explanatory note on following page
Keith Katkin
President and Chief Executive Officer
101 Enterprise, Suite 300
Aliso Viejo, California 92656
Telephone: (949) 389-6700
Facsimile: (949) 643-6820
(Name and Address of Agent For Service)
Copy to:
Ryan A. Murr
Goodwin Procter LLP
4365 Executive Drive, Suite 300
San Diego, California 92121
Telephone: (858) 202-2700
Facsimile: (858) 457-1255
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☑ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	per Share (2)	Offering Price (1)	Fee
Class A common stock, no par value per share	4,341,148 shares	$ 1.07	$ 4,645,029	$ 182.55

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s Amended and Restated 2003 Equity Incentive Plan and Amended and Restated 2005 Equity Incentive Plan or the forms of awards granted thereunder. Each share of Class A common stock includes certain purchase rights issued pursuant to that certain Rights Agreement, as amended, dated as of March 5, 1999, between the Registrant and American Stock Transfer & Trust Company.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and based on the average of the high and low sale prices of the Registrant’s Class A common stock, as quoted on the Nasdaq Global Market, on April 14, 2008, for the remaining shares registered hereby.

EXPLANATORY NOTE:
This Registration Statement on Form S-8 is being filed by the registrant to register (i) 325,000 shares of Class A common stock issuable under the registrant’s Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”), which shares represent the previously approved and announced “evergreen” increases under the 2005 Plan for fiscal 2008, and (ii) 4,016,148 shares of Class A common stock issuable under the registrant’s Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), which shares represent the previously approved and announced “evergreen” increase under the 2003 Plan for calendar years 2007 (1,857,928) and 2008 (2,158,220).

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          Item 3. Incorporation of Documents by Reference.
          The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the registrant are incorporated herein by reference and made a part hereof:
•	The registrant’s Annual Report on Form 10-K for the year ended September 30, 2007;

•	The registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007;

•	The registrant’s Current Reports on Form 8-K filed with the Commission on October 9, 2007, November 13, 2007, November 21, 2007, December 7, 2007, December 10, 2007, December 13, 2007, December 27, 2007, February 4, 2008, February 27, 2008, March 12, 2008, March 27, 2008 and April 10, 2008; and

•	The description of the Class A common stock of the registrant contained in the registrant’s registration statement on Form 8-A (File No. 001-15803) filed on April 5, 2000, and as amended April 13, 2000 and April 10, 2008, including any amendment or report filed for the purpose of updating such description.
          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
          Item 4. Description of Securities.
          Not applicable.
          Item 5. Interests of Named Experts and Counsel.
          None.
          Item 6. Indemnification of Directors and Officers.
          The registrant’s Restated Articles of Incorporation (the “Articles”) provide that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its shareholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The Articles eliminate the personal liability of directors to the fullest extent permitted by the California Corporations Law and, together with the registrant’s Bylaws (the “Bylaws”), provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The registrant has also obtained liability insurance for its officers and directors and has entered into indemnification agreements with its directors and officers.

          Item 7. Exemption from Registration Claimed.
          Not applicable.
          Item 8. Exhibits.

Exhibit
No.	Description

4.1	Form of Class A Common Stock Certificate (1)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KMJ Corbin & Company LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	Avanir Pharmaceuticals Amended and Restated 2003 Equity Incentive Plan (2)

99.2	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (2)

99.3	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (2)

99.4	Form of Restricted Stock Grant Notice (cash consideration) for use with 2003 Equity Incentive Plan (2)

99.5	Avanir Pharmaceuticals Amended and Restated 2005 Equity Incentive Plan (3)

99.6	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (4)

99.7	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan and 2003 Equity Incentive Plan (5)

99.8	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan and 2003 Equity Incentive Plan (5)

99.9	Form of Inducement Stock Option Agreement (6)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-32742) declared effective by the Commission on May 8, 1990 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed May 13, 2003 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed December 28, 2006 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-144221) declared effective by the Commission on June 29, 2007 and incorporated herein by reference.
          Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, California, on April 15, 2008.

Avanir Pharmaceuticals
By:	/s/ Keith Katkin
Keith Katkin
President and Chief Executive Officer

POWER OF ATTORNEY
          Each of the undersigned hereby constitutes and appoints each of Keith Katkin and Christine G. Ocampo, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith Katkin	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2008
Keith Katkin

/s/ Christine G. Ocampo	Vice President, Finance (Principal Financial and Accounting Officer)	April 15, 2008
Christine G. Ocampo

/s/ Stephen G. Austin	Director	April 15, 2008
Stephen G. Austin, CPA

/s/ Charles A. Mathews	Director	April 15, 2008
Charles A. Mathews

/s/ David J. Mazzo	Director	April 15, 2008
David J. Mazzo, Ph.D.

/s/ Dennis G. Podlesak	Director	April 15, 2008
Dennis G. Podlesak

/s/ Craig A. Wheeler	Director	April 15, 2008
Craig A. Wheeler

/s/ Scott M. Whitcup	Director	April 15, 2008
Scott M. Whitcup, M.D.

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Form of Class A Common Stock Certificate (1)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of KMJ Corbin & Company LLP

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Goodwin Procter LLP (filed as a part of Exhibit 5.1)

24.1	Power of attorney (set forth on signature page)

99.1	Avanir Pharmaceuticals Amended and Restated 2003 Equity Incentive Plan (2)

99.2	Form of Non-Qualified Stock Option Award Notice for use with 2003 Equity Incentive Plan (2)

99.3	Form of Restricted Stock Unit Grant Notice for use with 2003 Equity Incentive Plan (2)

99.4	Form of Restricted Stock Grant Notice (cash consideration) for use with 2003 Equity Incentive Plan (2)

99.5	Avanir Pharmaceuticals Amended and Restated 2005 Equity Incentive Plan (3)

99.6	Form of Stock Option Agreement for use with 2005 Equity Incentive Plan (4)

99.7	Form of Restricted Stock Unit Agreement for use with 2005 Equity Incentive Plan and 2003 Equity Incentive Plan (5)

99.8	Form of Restricted Stock Agreement for use with 2005 Equity Incentive Plan and 2003 Equity Incentive Plan (5)

99.9	Form of Inducement Stock Option Agreement (6)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-32742) declared effective by the Commission on May 8, 1990 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed May 13, 2003 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed December 14, 2005 and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed March 23, 2005 and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed December 28, 2006 and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-144221) declared effective by the Commission on June 29, 2007 and incorporated herein by reference.